[Letterhead of Simon Master & Sidlow, P.A.]



BOARD OF DIRECTORS AND STOCKHOLDERS
CECIL BANCORP, INC.
ELKTON, MARYLAND




                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Cecil Bancorp, Inc. and Subsidiaries of our report dated February 23, 2000, included in the 2000 Annual Report to Stockholders of Cecil Bancorp, Inc.

         We also consent to the incorporation by reference in Registration Statements (Form 10-KSB Number 0-24926) of Cecil Bancorp, Inc. and Subsidiaries of our report dated February 23, 2000, with respect to the consolidated financial statements incorporated herein by reference.

                                                 /s/ Simon Master & Sidlow, P.A.

                                                 Simon Master & Sidlow, P.A.


Wilmington, Delaware
March 22, 2001